                                                                    Exhibit 23.7


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of Eastern Environmental Services, Inc. and to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-25155, filed on October 24, 1988), the Registration Statement on Form S-8 (Post-Effective Amendment No. 2 to Registration No. 33-21251, filed on May 4, 1990), the Registration Statement on Form S-8 (Registration No. 33-37374, filed on October 18, 1990), the Registration Statement on Form S-8 (Registration No. 33-45250, filed on January 27, 1992), the Registration Statement on Form S-3 (Registration No. 333-00283, filed on February 14, 1996), and this Registration Statement on Form S-3 and related Prospectus of Eastern Environmental Services, Inc., of our report dated April 22, 1997, with respect to the financial statements of Apex Waste Services, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated March 31, 1997 (as amended on Form 8-K/A filed May 14, 1997), both filed with the Securities and Exchange Commission.






                                         /s/ DANIEL P. IRWIN AND ASSOCIATES P.C.



Stafford-Wayne, Pennsylvania
May 14, 1997